EX 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Emeritus Corporation:

We consent to the use of our reports dated March 16, 2007, with respect to the consolidated balance sheets of Emeritus Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2006, the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

Our report on the Company’s 2006 financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

(signed) KPMG LLP

Seattle, Washington
December 27, 2007